UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2016

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 24, 2016, director Michael R. Tuttle notified the Federal Home Loan Bank of Boston (the Bank) that upon the closing of the pending acquisition (the Acquisition) by Community Bank System, Inc. of Merchants Bancshares, parent company of Merchants Bank, a Vermont member of the Bank, Merchants Bank will cease to exist as a separately chartered institution. As a result, Mr. Tuttle will no longer be a director of Merchants Bank. The Acquisition, which is pending regulatory and shareholder approvals, is expected to close in the second quarter of 2017.

The Bank’s expectation is that if the Acquisition is successfully consummated, Mr. Tuttle will no longer meet the eligibility requirements to serve as a member director representing the State of Vermont. In that case, the directorship held by Mr. Tuttle, which was allocated to the State of Vermont by the Federal Housing Finance Agency (FHFA), will become immediately vacant by operation of FHFA regulation.  Consistent with FHFA regulation and the Bank’s by-laws, the Bank’s board of directors (the Board) would fill the unexpired term of the vacant directorship with an officer or director of a member institution with its principal place of business located in Vermont.

Election of Directors

On October 28, 2016, the Board declared certain individuals elected, or deemed elected, in the Bank’s 2016 election of directors (the Annual Director Election), each with a term to begin January 1, 2017 and end December 31, 2020. The Board is constituted of member and independent directors who are elected by the Bank’s members, as discussed under Item 10- Directors, Executive Officers, and Corporate Governance of the Bank’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2016 (the 2015 Annual Report).

The Board declared the following individuals elected as member directors (the Member Directors-elect):

•
Gregory R. Shook, president and chief executive officer of Essex Savings Bank, Essex, Connecticut (a Bank member), an incumbent director currently serving on the Board’s Risk and Finance Committees. Mr. Shook was re-elected to fill a member directorship designated for the State of Connecticut; and

•
John F. Treanor, a director of The Washington Trust Company, Westerly, Rhode Island (a Bank member), an incumbent director currently chairing the Board’s Finance Committee and serving on its Executive, Audit and Governance/Government Relations Committees. Mr. Treanor was re-elected to fill a member directorship designated for the State of Rhode Island.

Since Mr. Shook was the only nominee for the Connecticut member directorship, the Bank issued a Current Report on Form 8-K on September 16, 2016 (after the nomination period closed), announcing that Mr. Shook had been “deemed” elected, as provided in applicable FHFA regulations.

In addition to the Member Directors-elect, after reviewing the results of the independent director election, the Board declared the following individuals elected as independent directors (together with the Member Directors-elect, the Directors-elect):

•	Andrew J. Calamare, president of The Co-operative Central Bank, Boston, Massachusetts, an incumbent director currently serving as the chairman of the Board and its Executive Committee;

•	Antoinette Lazarus, chief compliance, privacy and anti-money laundering officer of Landmark Partners, Simsbury, Connecticut, a newly elected independent director; and

•
Jay F. Malcynsky, president and managing partner of Gaffney, Bennett & Associates, Inc., New Britain, Connecticut, an incumbent director currently chairing the Board’s Governance/Government Relations Committee and serving on the Executive, Audit, Human Resources and Compensation, and Ad Hoc Remediation Committees.

The Board has not yet determined on which committees the Directors-elect will serve in 2017.

These elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations of the FHFA. For a description of the Bank’s director election process, see Item 10 — Directors, Executive Officers, and Corporate Governance of the 2015 Annual Report.

The Bank is a cooperative and conducts business primarily with its members, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short- and long-term investments, at market rates, from such members or their affiliates;

•	entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and

•	providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 - Certain Relationships and Related Transactions, and Director Independence of the 2015 Annual Report. Pursuant to FHFA regulation, the Bank’s member directors, including the Member Directors-elect, serve as officers or directors of Bank members.

The 2017 Director Compensation Policy

On October 28, 2016, the Board approved the 2017 Director Compensation Policy (the 2017 Director Compensation Policy), pursuant to which the Bank expects to compensate its directors for 2017, including the Directors-elect.

Summary. The 2017 Director Compensation Policy provides for fees paid for attendance at board and committee meetings and retainers paid in arrears at the end of each quarter. The policy provides for maximums on total director compensation and potential reduction based on attendance and performance.

Attendance Fees. The following table sets forth the attendance fees.

	Per Board Meeting	Per Committee Meeting	Telephonic Attendance	Maximum Attendance Fees
Chair	$11,000	$2,250	$1,500	$85,000
Vice Chair and Committee Chairs	$9,000	$2,250	$1,500	$70,000
Other Directors	$8,000	$2,250	$1,500	$65,000

Quarterly Retainers. The following table sets forth the quarterly retainers.

	Quarterly Retainer	Annual Retainer
Chair	$10,000	$40,000
Vice Chair and Committee Chairs	$8,750	$35,000
Other Directors	$7,500	$30,000

Maximum Compensation. The following table sets forth maximum director compensation.

	Maximum Attendance Fees	Maximum Retainer	Total Maximum Compensation
Chair	$85,000	$40,000	$125,000
Vice Chair and Committee Chairs	$70,000	$35,000	$105,000
Other Directors	$65,000	$30,000	$95,000

The Bank will also pay/reimburse directors for reasonable expenses related to the directors’ attendance at Board meetings.

Reduction in Compensation Based on Attendance and Performance. The Board may vote to reduce or eliminate a director’s final quarterly retainer payment if (i) the director has not attended at least 75% of all regular and special meetings of the Board and the committees on which the director served during the year, or (ii) the Board determines the director has consistently demonstrated a lack of engagement and participation in meetings attended.

The foregoing description of the 2017 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2017 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Director Election was conducted by mail. No in-person meeting of the members was held in connection with the Annual Director Election. On October 25, 2016, the day after the ballot receipt deadline, the Bank tallied the preliminary voting results for the Annual Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's two letters to its members dated October 28, 2016 attached as Exhibits 99.1 and 99.2 to this Current Report.

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The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Numbers:
10.1: 2017 Director Compensation Policy
99.1: Letter to members reporting member director election results dated October 28, 2016.
99.2: Letter to members reporting independent director election results dated October 28, 2016.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 28, 2016	Federal Home Loan Bank of Boston
By:/s/ Brian G. Donahue
Brian G. Donahue
Senior Vice President, Controller and Chief Accounting Officer